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                                                                         EX-10.9



January 24, 2005

Mr. Dale Quick

Chameleon Communications Technologies, Inc.
200 West Mercer Street, Suite 403
Seattle, Washington

98119

RE: BINDING LETTER OF INTENT FOR THE PURCHASE OF CHAMELEON COMMUNICATIONS TECHNOLOGY, INC., A DELAWARE CORPORATION ("CHAMELEON"), BY SECURED SERVICES, INC., A DELAWARE CORPORATION ("SSVC")

Gentlemen:

         SSVC is pleased to provide you with this Binding Letter of Intent, which outlines the general terms of a transaction pursuant to which SSVC will acquire Chameleon (the "Transaction") for an aggregate consideration of $6,250,000 (the "Purchase Price") on or before March 31, 2005 (the "Closing Date"). As we have discussed, the combined organization will provide our collective clients with a more robust set of products and services. Details surrounding these general terms and conditions will be included in a definitive agreement (the "Definitive Agreement") to be negotiated between the parties and approved by the Board of Directors of SSVC and the shareholders and Board of Directors of Chameleon.

A. CONDITIONS PRECEDENT TO THE CLOSING UNDER THE DEFINITIVE AGREEMENT

     1. Chameleon will have engaged an accounting firm, acceptable to SSVC's Auditors (which approval shall not be unreasonably withheld), to prepare the financial statements described in Section C.3 of this letter, and such accounting firm shall have advised SSVC in writing that it will be able to deliver those financial statements within the time frame set forth in such Section.

B. PURCHASE PRICE

     1. In exchange for all of the issued and outstanding common and preferred shares of Chameleon, at the closing of the Transaction, SSVC will deliver to the shareholders of Chameleon the following consideration:

            a.   $4,000,000 in cash;

            b.   $2,000,000 worth of restricted securities of SSVC.



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       2.   At the closing of the Transaction, SSVC will also deliver the following consideration:

            a. $45,000 worth of restricted securities of SSVC will be issued to Dale Quick in complete satisfaction of equity amounts due to him under Chameleon's Management Incentive Plan;

            b. $90,000 worth of restricted securities of SSVC will be issued to Don Hubbard, a consultant to Chameleon ("Hubbard"), in complete satisfaction of all equity amounts due to him under his consulting agreement with Chameleon; and

            c. $115,000 worth of restricted securities of SSVC (or other securities as the parties may mutually agree) will be issued to other Chameleon employees, with the allocation of such shares being determined by both SSVC and Chameleon, provided that each such employee remains an employee of SSVC for at least one year after the Closing Date.

     For purposes of Sections B.1 and B.2 of this Letter of Intent, the securities to be delivered by SSVC shall be the same securities issued to the investors in the Financing Transaction and the quantity to be delivered shall be based on the value attributed to such securities in the Financing Transaction. The securities issued to the security holders of Chameleon shall have the same rights and preferences, including but not limited to pari passu registration rights and comparable warrant coverage, as the most favorably treated securities issued to the investors in the Financing Transaction.

C. DEFINITIVE AGREEMENT

     The parties will prepare a Definitive Agreement, containing all of the terms and conditions typically associated with a Stock Purchase or Merger Agreement, including, but not limited to the following:

       1. Representations and Warranties. Customary and usual representations and warranties by the parties.

       2. Opinions of Counsel. Delivery on the Closing Date of favorable opinions of counsel for each of the parties with respect to customary and usual matters of law.

       3.   Financial and Other Information.

            a. The examination and inspection of the books and records of each of the parties prior to closing; the delivery no later than at closing of the Transaction of customary schedules listing each party's material


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                 contracts; real and personal properties; pending, threatened and contemplated legal proceedings; employees; assets and liabilities, including contingencies and commitments; and other information reasonably requested; and

            b. Each of the parties to provide not later than 45 days from the Closing Date, audited financial statements, consisting of balance sheets, statements of operations, statements of cash flows and statements of stockholders equity, for the period or periods then ended, which financial statements fairly present the financial condition of each as of their respective dates and for the periods involved, and such statements shall be prepared in accordance with United States Generally Accepted Accounting Principles consistently applied, for such period or periods as shall be set forth in the Definitive Agreement or as shall be required under the rules and regulations promulgated by the Securities and Exchange Commission.

       4. Conduct of Business Pending Closing. From the date hereof through the Closing Date (unless the Transaction is terminated), Chameleon will conduct business consistent with past practice and none of the assets of Chameleon shall be sold or disposed of except in the ordinary course of business or with the written consent of SSVC.

       5.   Other Conditions to Closing

            a. SSVC and Chameleon shall have received all material permits, authorizations, regulatory approvals and third party consents necessary for the purchase, and all material applicable legal requirements shall have been satisfied;

            b. The Boards of Directors of both SSVC and Chameleon will have approved the Transaction and the Definitive Agreement; and

            c. The Chameleon shareholders will have adopted, ratified and accepted the Definitive Agreement.

       6. Counsel to SSVC shall deliver a first draft of the Definitive Agreement no later than February 15, 2005.

D. FUNDING OF OPERATIONS

     SSVC will fund Chameleon's operations based on a mutually agreed upon budget, that will be $90,000 per month. Before February 1, 2005, SSVC will enter into an SSVC Note (as hereinafter defined) with Chameleon in the



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     amount of $180,000, and such SSVC Note will provide for draws of $90,000 on
     February 1, 2005 and March 1, 2005. SSVC's obligation to fund Chameleon's operations hereunder shall terminate upon the earlier of (a) the Closing Date and (b) the date on which the Transaction is abandoned. Any amounts provided by SSVC to Chameleon pursuant to this Section D shall be evidenced by one or more demand promissory notes issued by Chameleon to SSVC (the "SSVC Notes"). In the event SSVC decides not to pursue the Transaction for any reason other than "Cause" (as such term is defined in Paragraph F below), the SSVC Notes shall be cancelled as a portion of a break-up fee due to Chameleon. If the Transaction does close, the SSVC Notes shall not be deemed to reduce the amount of consideration to be paid to Chameleon and its noteholders and stockholders.

E. NO-SHOP.

     Chameleon agrees that for the period commencing on the date hereof and ending on March 31, 2005 (the "No-Shop Period"), neither Chameleon nor any of its officers, directors or shareholders (and their respective affiliates) shall (i) encourage, solicit or initiate any Acquisition Proposal (as defined below) with, (ii) negotiate, discuss or otherwise communicate with or furnish or cause to be furnished any information to, or otherwise cooperate with, or (iii) enter into any contract or agreement with, any person (other than SSVC or its representatives) with respect to or for any Acquisition Proposal. In the event that any third party contacts Chameleon or its shareholders, officers, directors or advisors (or any of their affiliates) with any Acquisition Proposal or expresses any interest concerning such a transaction during the No-Shop Period, Chameleon will promptly notify SSVC of the identity of such third party and the nature of such expression of interest, and, in the case of a bona fide Acquisition Proposal, of the terms of such Acquisition Proposal. As used herein, "Acquisition Proposal" means the proposal for a merger, sale of stock, exclusive license arrangement, sale of assets or other business combination involving the assets contemplated herein, in each case not in the ordinary course of business. Notwithstanding anything to the contrary herein, any failure of SSVC to fund Chameleon's operations pursuant to Section D above shall result in the immediate termination of the No-Shop Period.

F. BREAK-UP FEE.

     1. If Chameleon determines not to proceed with the Transaction for any reason other than (a) for "Cause" (as defined below) or (b) the failure of the Transaction to close by March 31, 2005 (unless SSVC has determined not to proceed with the Transaction for Cause), then Chameleon shall (x)



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         repay the Notes, (y) pay to SSVC a termination fee of $500,000 and (z)
         reimburse SSVC for any and all costs incurred in enforcing this agreement, in each case as liquidated damages.

     2. If (a) SSVC determines not to proceed with the Transaction for any reason other than for Cause or (b) the Transaction fails to close by March 31, 2005 (unless SSVC has determined not to proceed with the Transaction for Cause), then (x) the "no-shop" covenants in Paragraph E shall cease to be binding on Chameleon and (y) SSVC shall (i) cancel the Notes, (ii) pay to Chameleon a termination fee of $500,000 and
         (iii) reimburse Chameleon for any and all costs incurred in enforcing this agreement, in each case as liquidated damages.

     3. For purposes of this Binding Letter of Intent, "Cause" shall mean (i) any material change in the financial condition or operations of the other party due to fraud, as ultimately determined by such other party's auditor or the final decision of a court of law, administrative agency or arbitrator; (ii) a material breach by the other party of any of its material obligations under this Binding Letter of Intent or the material failure of the other party to satisfy by March 31, 2005 any material condition to closing for which such other party is responsible that is set forth in this Binding Letter of Intent, or (iii) the failure to close the Transaction by March 31, 2005 as a result of the lack of good faith on the part of the other party in negotiations regarding the Definitive Agreement.

     4. The Definitive Agreement shall contain a break-up fee containing substantially the same terms set forth herein.

G. EXPENSES

     SSVC will reimburse Chameleon for reasonable and customary expenses associated with this transaction, including, without limitation, audit and legal expenses.

     In addition to the foregoing, at the closing of the Transaction, SSVC will also pay the following amounts:

                  1. a total of $135,000 in cash to Chameleon employees in complete satisfaction of amounts due under Chameleon's Key Employee Incentive Plan and Management Incentive Plan; and



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                  2. $160,000 in cash to Hubbard in complete satisfaction of all cash amounts due to him under his consulting agreement with Chameleon (it being understood that the amount payable to Hubbard shall be reduced by the amount of any expenses of Hubbard reimbursed by Chameleon, and SSVC shall reimburse Chameleon's security holders for such amount).

H. DUE DILIGENCE

     Both parties will continue due diligence on the other, each party providing such assistance as may reasonably be requested by the other. Both parties will work cooperatively to engage an accounting firm that will be able to complete an audit of Chameleon's financial records within the timeframes required by the Agreement.

I. MISCELLANEOUS

     1. All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

          Chameleon Communications Technologies, Inc.:
                  200 West Mercer Street, Suite 403
                  Seattle, Washington  98119

                  cc:  Wilson Sonsini Goodrich & Rosati, P.C.
                  701 Fifth Avenue, Suite 5100
                  Seattle, WA  98104

          Secured Services, Inc.:
                  1175 North Service Road W, Suite 214
                  Oakville, Ontario, Canada
                  L6M 2W1

     2. Other than as specifically mentioned herein, any finder's fee or similar payments with respect to this transaction shall be paid by the party or parties agreeing to such fees or payment.

     3. Notwithstanding anything contained herein to the contrary, the cash portion of the Purchase Price shall be used first to repay any amounts owed under any notes issued by Chameleon and held by Toucan or




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         NextPoint and any balance shall be delivered to the Chameleon shareholders.

     4. This Binding Letter of Intent and the transaction contemplated herein, to the extent permitted, shall be governed by and construed in accordance with the laws of the State of Delaware.

     5. Each party and its agents, attorneys and representatives shall have full and free access to the properties, books and records of the other party (the confidentiality of which the investigating party agrees to maintain) for purposes of conducting investigations of the other party.

     6. The substance of any public announcement with respect to this transaction, other than notices required by law, shall be approved in advance by all parties or their duly authorized representatives.

     7. This letter evidences the intention of the parties hereto and is intended to be legally binding.

     8. This Letter of Intent may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

                  [Remainder of Page Intentionally Left Blank]



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If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this letter in duplicate, retain one copy for your records, and return one to my attention at 770 Broadway, Second Floor, New York, New York 10003; you may send one signed copy by facsimile transmission to 905-339-2392.


Very truly yours,


Secured Services, Inc.



By________________________________
         Michael Dubreuil, Chairman


Accepted this ___ day of January, 2005.
Chameleon Communications Technologies, Inc.



By________________________________
         Dale Quick, President